Exhibit 99.1

        Ault Incorporated Reports First Quarter Fiscal Year 2005 Results

     MINNEAPOLIS--(BUSINESS WIRE)--Sept. 27, 2004--

                    Sales Increase, Return to Profitability;
          Conference Call Set for Tuesday, September 28 at 8:00 a.m. CT

     Ault Incorporated (Nasdaq:AULT) reported results for its first quarter fiscal 2005 ended August 29, 2004. For the fiscal quarter, net sales were $13.1 million, up 21 percent from $10.8 million reported for the first quarter of fiscal 2004. Company officials noted the increase is due to the continued improvement in activity throughout North America and Korea.
     For the first quarter of fiscal 2005, the Company recorded a net income applicable to common stockholders of $117,000 or $0.02 per diluted share, compared to a net loss applicable to common stockholders of $(960,000), or $(0.21) per diluted share for the same period last fiscal year.
     Frederick M. Green, Ault president and chief executive officer, commented, "It has been our goal to return to profitability and we have achieved it. This accomplishment is the result of several expense reduction initiatives taken over the last three years. We are now in a position to pursue other strategies that will grow our revenue in niche markets. We will also continue our expense reduction efforts in order to remain competitive in the global marketplace. Our goal is to remain profitable and to achieve revenue gains throughout fiscal 2005 and beyond."
     For more information on this announcement, please join the Ault first quarter 2005 conference call on Tuesday, September 28, 2004 at 8:00 a.m. Central Daylight Time. To join the conference call, please call 1-800-510-9691 and enter the pass code 32882620. Please call five to ten minutes before the designated start time. The live webcast of the call may be accessed online on StreetEvents at www.streetevents.com or on Ault's web site at www.aultinc.com. The call will be archived at StreetEvents and Ault's web site for 90 days. You may also listen to an encore recording of the conference call from 10:00 a.m. Central Daylight Time Tuesday, September 28 through Tuesday, October 5, 2004 by dialing 1-888-286-8010 and then the pass code, 14420856.

     Ault is a leading manufacturer of power conversion products headquartered in North America. The Company is a major supplier to original equipment manufacturers of wireless and wireline communications infrastructure, computer peripherals and handheld devices, medical equipment, industrial equipment and printing/scanning equipment.

     Statements regarding Ault's anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements. These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company's filings with the Securities and Exchange Commission.

                        AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in Thousands, Except Share and Amounts Per Share)

                                                      (Unaudited)
                                                  Three Months Ended
                                                 ---------------------
                                                 August 29, August 31,
                                                    2004       2003
                                                 ---------- ----------

Net Sales                                          $13,139    $10,816

Cost of Goods Sold                                   9,576      8,276
                                                 ---------- ----------
   Gross Profit                                      3,563      2,540

Operating Expenses:
 Marketing                                             972        954
 Design Engineering                                    866        879
 General & Administrative                            1,433      1,404
 Plant Closing Costs                                     -         98
                                                 ---------- ----------
                                                     3,271      3,335
                                                 ---------- ----------

 Operating Income (Loss)                               292       (795)

Non Operating Income (Expense):
 Interest Expense                                     (138)      (159)
 Other                                                   7         30
                                                 ---------- ----------
                                                      (131)      (129)
                                                 ---------- ----------

Income (Loss) Before Income Taxes                      161       (924)

Income Tax Expense                                       8          -
                                                 ---------- ----------

Net Income (Loss)                                      153       (924)

Redeemable Convertible Preferred Stock Dividends       (36)       (36)
                                                 ---------- ----------

Net Income (Loss) Applicable to Common
 Stockholders                                         $117      $(960)
                                                 ========== ==========

Earnings (Loss) Per Share:
      Basic                                          $0.02     $(0.21)
      Diluted                                        $0.02     $(0.21)

Common and equivalent shares outstanding:
      Basic                                      4,787,937  4,657,421
      Diluted                                    4,826,587  4,657,421


                        AULT INCORPORATED & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)


                                                      (Unaudited)
                                                  August 29,  May 30,
                                                     2004      2004
                                                  ---------- ---------
Assets:
Current Assets
   Cash and Cash Equivalents                         $1,820    $1,058
   Trade Receivables, Less Allowance for Doubtful
    Accounts of $621 at August 29, 2004; $476 at
    May 30, 2004                                      8,384     8,399
   Inventories                                        9,378     8,737
   Prepaid and Other Expenses                         1,997     1,384
                                                  ---------- ---------
        Total Current Assets                         21,579    19,578

Other Assets                                            136       177

Property Equipment and Leasehold
 Improvements:
   Land                                               1,735     1,735
   Building and Leasehold Improvements                6,711     6,711
   Machinery and Equipment                            7,059     7,050
   Office Furniture                                   1,933     1,911
   Data Processing Equipment                          2,009     2,009
                                                  ---------- ---------
                                                     19,447    19,416

   Less Accumulated Depreciation                      8,986     8,743
                                                  ---------- ---------

                                                     10,461    10,673
                                                  ---------- ---------

            Total Assets                            $32,176   $30,428
                                                  ========== =========


                        AULT INCORPORATED & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                      (Unaudited)
                                                  August 29,  May 30,
                                                     2004      2004
                                                  ---------- ---------
Liabilities and Stockholders' Equity:
Current Liabilities
   Note Payable to Bank                              $4,666    $4,650
   Current Maturities of Long-Term Debt                 442       460
   Accounts Payable                                   7,599     6,265
   Accrued Compensation                               1,426     1,165
   Accrued Commissions                                  279       281
   Other                                                412       487
                                                  ---------- ---------
      Total Current Liabilities                      14,824    13,308

Long-Term Debt, Less Current Maturities               2,276     2,313
Retirement and Severance Benefits                       249       203

Redeemable Convertible Preferred Stock, No Par
 Value, 2,074 Shares Issued and Outstanding           2,074     2,074

Stockholders' Equity:
   Preferred Stock, No Par Value, Authorized,
    1,000,000 Shares;
   Common Shares, No Par Value, Authorized
    10,000,000 Shares; Issued and Outstanding
    4,765,291 on August 29, 2004; and 4,705,083
    on May 30, 2004;                                 21,279    21,173
   Notes Receivable arising from the sale of
    common stock                                        (45)      (45)
   Accumulated Other Comprehensive Loss                (870)     (870)
   Accumulated Deficit                               (7,611)   (7,728)
                                                  ---------- ---------
                                                     12,753    12,530
                                                  ---------- ---------

                                                    $32,176   $30,428
                                                  ========== =========

     CONTACT: Ault Incorporated, Minneapolis
              Frederick M. Green, 763-592-1900
              or
              Donald L. Henry, 763-592-1900